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                                                         EXHIBIT 10.9

                            COMPUCOM SYSTEMS, INC.
                          401(K) MATCHED SAVINGS PLAN
                               AMENDMENT 1996-1

          WHEREAS, CompuCom Systems, Inc. (the "Company") maintains the CompuCom Systems, Inc. 401(k) Matched Savings Plan (the "Plan") for its eligible employees;

          WHEREAS, Section 14.1 of the Plan provides that the Plan may be amended at any time and from time to time by or pursuant to a resolution of the board of directors of the Company (the "Board");

          WHEREAS, the Company wishes to make certain desirable changes to the Plan.

          NOW, THEREOF, the Plan is amended effective May 1, 1996 as follows:

          1. Section 1.4 of the Plan is amended by adding an "(a)" after the words "shall mean," and by adding to the end thereof a new subsection (b) to read as follows:

          (b) Effective May 1, 1996, solely for purposes of determining an Eligible Employee's eligibility to participate in the Plan under
          Article II hereof, a "Break in Service" shall mean a 12-consecutive-month period beginning on an Employee's Termination Date or any anniversary thereof and ending on the next succeeding anniversary of such Termination Date during which the Employee is not credited with at least one Hour of Service. An Employee shall not incur a Break in Service for the 12-consecutive-month period during which he becomes a Participant, dies, retires, or becomes disabled. Further, solely for the purpose of determining whether a Participant has incurred a Break in Service, Hours of Service shall be recognized for Authorized Leaves of Absence.

          In the case of an Employee who is absent from work for a "maternity or paternity leave of absence," as defined in subsection (a) above, the 12-consecutive-month period beginning on the first anniversary of the first day of such absence shall not constitute a Break in Service.

          2. Section 1.34 of the Plan is amended by adding an "(a)" after the words "shall mean," and by adding to the end thereof a new subsection (b) to read as follows:

          (b) Effective May 1, 1996, for purposes of Article II, "Reemployment Commencement Date" shall mean, with respect to any person, the first date following a Break in Service, as defined in subsection 1.4(b), on which that person performs an Hour of Service.
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          3.   Section 1.37 of the Plan is amended by adding an "(a)" after the words "shall mean," and by adding to the end thereof a new subsection (b) to read as follows:

          (b) Effective May 1, 1996, for purposes of Section 2.1(b), "Termination Date" shall mean the earlier of (a) the date an Employee dies or retires, quits or is discharged from the Employer and all Affiliated Companies, or (b) the first anniversary of the date that the Employee is otherwise first absent from work from the Employer and all Affiliated Companies (with or without pay) for any other reason.

          4. Section 2.1 of the Plan is amended by adding an "(a)" before the current paragraph, and by adding to the end thereof a new subsection "(b)" to read as follows:

          (b) Effective May 1, 1996, each Eligible Employee shall become a Participant eligible to participate in the Plan as of the Entry Date following his completion of 6 months of service with the Company or an Affiliated Company beginning with his Employment Commencement Date or Reemployment Commencement Date. For purposes of this subsection (b), any one consecutive period of service of 30 days is deemed a month. The following additional rules shall apply in calculating an Eligible Employee's 6 months of service under this subsection (b):

               (1) If an Employee retires, quits or is discharged, the period commencing on the Employee's Termination Date and ending on the first date on which he again performs an Hour of Service shall be taken into account, if such date is within twelve (12) consecutive months of the date on which he last performed an Hour of Service;

               (2) If the Employee is absent from work for a reason other than one specified in Section 2.1(b)(1) and within twelve (12) months of the first day of such absence, the Employee retires, quits or is discharged, the period commencing on the first day of such absence and ending on the first day he again performs an Hour of Service shall be taken into account, if such day is within twelve
               (12) months of the date his absence began.

            5. The first sentence of Section 2.3 of the Plan is amended to read as follows:

               A Participant or an Eligible Employee who has completed one Year of Service, or effective May 1, 1996, 6 months of service with the Company or an Affiliated Company, as of his Termination Date, and who is subsequently reemployed by the Employer, shall resume or


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               become a Participant on the first day of the calendar month coinciding with or next following his Reemployment Commencement Date.

            6. The first paragraph of Section 3.3 of the Plan is amended by adding thereto a new last sentence to read as follows:

               Effective May 1, 1996, the preceding sentence shall cease being effective.

          7. Section 10.3 of the Plan is amended by adding thereto a new second sentence following the current first sentence, to read as follows:

               Notwithstanding the foregoing, effective May 1, 1996, a Participant, former Participant or Beneficiary of a deceased Participant, who is a party-in-interest, as that term is defined in section 3(14) of ERISA, and who has a vested account balance of at least $2,000 as of the date of requesting a loan, may request a loan.

            8. All other aspects of the Plan shall remain unchanged by this Amendment.

          IN WITNESS WHEREOF, and as evidence of the adoption of the foregoing Amendment, the Company has duly authorized the undersigned officer to execute this amendment on behalf of the Company this 1st day of May, 1996.
                                             ----       ----



By: /s/ Lazane Smith
   ---------------------------

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                   RESOLUTIONS OF THE BOARD OF DIRECTORS OF
                            COMPUCOM SYSTEMS, INC.

          RESOLVED, that the termination by the administrative committee (the "Committee") of the CompuCom Systems, Inc. 401(k) Matched Savings Plan (the "Plan"), of Charles Schwab Trust Company as the Trustee of the Plan, effective May 1, 1996, is hereby approved; and it is further

          RESOLVED, that the appointment by the Committee of Fidelity Management Trust Company as the Trustee of the Plan succeeding Charles Schwab Trust Company, effective May 1, 1996, is hereby approved; and it is further

          RESOLVED, that the Amendment 1996-1 to the Plan is hereby adopted substantially in the form attached hereto; and it is further

          RESOLVED, that the Committee and the proper officers of the Company are hereby authorized and directed to take any and all actions and to execute any and all documents as may be necessary or appropriate to effectuate the intent of the foregoing resolutions.

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